BEHRINGERHARVARD
MID-TERM VALUE ENHANCEMENT FUND I LP

First Quarter Report

Quarter ended March 31, 2010




AIR SYSTEM COMPONENTS

ASC Building in Dallas (Richardson), Texas (left and right)—a portfolio acquisition of Behringer Harvard Mid-Term Value Enhancement Fund I LP

First Quarter Overview

- The portfolio's occupancy rate remains strong, ending the first quarter of 2010 at 96%.
- At our ASC Building in Richardson, Texas, we have entered into a letter of intent with Air System Components on a 11-year lease renewal. The renewal term includes a period of rent-free occupancy, and once payments resume, we intend to market this property for sale.
- We are currently exchanging proposals with Affiliated Computer Systems regarding a potential extension of its lease at 2800 West Mockingbird in Dallas. ACS's current full-building lease expires in September 2010.
- On January 14, the Fund's estimated valuation was reduced to $7.09 per unit, as of December 31, 2009, reflecting reduced commercial property values as a result of the weak economy.
- Subsequent to the end of the first quarter, on April 15, 2010, we completed the sale of the Hopkins Building property in Minneapolis, Minnesota. Virtually all of the approximately $2.7 million of net sales proceeds were distributed to unit holders of record as of May 17 via a special distribution of $0.63 per unit. For federal tax purposes, we expect all of this distribution to qualify as a return of capital and should be a tax-free distribution. As a result of this distribution, the Fund's estimated valuation was adjusted to $6.46 per unit.
- With the sale of the Hopkins Building and the previously announced disposition of the Northpoint property, the Fund now consists of four properties, all substantially leased. Although distributions typically cease during a fund's liquidation phase, the general partners have determined the Fund can sustain distributions at a 3% annualized rate based on a $10 per unit price and a 4.6% annualized rate based on the $6.46 per unit estimated value.

Financial Highlights

Some numbers have been rounded for presentation purposes.

(in thousands)		*3 mos. ended Mar. 31, 2010*
Rental revenue	$	928
Net operating income[1]	$	487
		As of Mar. 31, 2010
Total assets	$	26,622
Total liabilities	$	1,493

Investor Information

A copy of the Partnership's Quarterly Report on Form 10-Q, filed with the Securities and Exchange Commission, is available without charge at www.sec.gov or by written request to the Partnership at its corporate headquarters. You may also elect to sign up for electronic delivery by visiting behringerharvard.com and selecting the option to "Go Paperless" at the top of the home page. For additional information about Behringer Harvard and its real estate programs, please contact us at 866.655.3650.

Consolidated Balance Sheets

(in thousands)		As of Mar. 31, 2010		As of Dec. 31, 2009
Assets				
Real estate				
Land	$	5,566	$	5,682
Buildings and improvements, net		14,234		14,590
Total real estate		19,800		20,272
Cash and cash equivalents		4,238		4,465
Accounts receivable, net		558		601
Prepaid expenses and other assets		41		35
Lease intangibles, net		1,985		2,214
Total assets	$	26,622	$	27,587
Liabilities and partners' capital				
Liabilities				
Accounts payable	$	215	$	141
Payables to related parties		68		72
Acquired below-market leases, net		35		53
Distributions payable		218		218
Accrued liabilities		957		900
Total liabilities		1,493		1,384
Commitments and contingencies				
Partners' capital				
Limited partners, 44,000,000 units authorized; 4,275,187 units issued and outstanding at March 31, 2010 and December 31, 2009		25,128		26,202
General partners		1		1
Total partners' capital		25,129		26,203
Total liabilities and partners' capital	$	26,622	$	27,587

Consolidated Statements of Cash Flows

(in thousands)		3 mos. ended Mar. 31, 2010		3 mos. ended Mar. 31, 2009
Cash flows from operating activities				
Net income (loss)	$	(441)	$	14
Adjustments to reconcile net income (loss) to net cash flows provided by (used in) operating activities:				
Asset impairment loss		409		-
Depreciation and amortization		362		344
Change in accounts receivable		43		18
Change in prepaid expenses and other assets		(6)		3
Change in lease intangibles		(1)		(299)
Change in accounts payable		74		15
Changes in payables to related parties		(4)		(17)
Changes in accrued liabilities		56		(352)
Cash provided by (used in) operating activities		492		(274)
Cash flows used in investing activities				
Purchases of property and equipment		(86)		(28)
Cash flows used in financing activities				
Distributions		(633)		(632)
Net change in cash and cash equivalents		(227)		(934)
Cash and cash equivalents at beginning of period		4,465		6,247
Cash and cash equivalents at end of period	$	4,238	$	5,313


7400 SOUTH TUCSON WAY

Tucson Way in Denver, (Centennial), Colorado

Consolidated Statements of Operations

(in thousands, except per unit amounts)	*3 mos. ended Mar. 31, 2010*	*3 mos. ended Mar. 31, 2009*
Rental revenue	$ 928	$ 981
Expenses		
Property operating expenses	234	188
Real estate taxes	172	190
Property and asset management fees	69	73
Asset impairment loss	409	-
General and administrative	144	181
Depreciation and amortization	362	347
Total expenses	1,390	979
Interest income	24	16
Income (loss) before income taxes	(438)	18
Provision for income taxes	3	4
Net income (loss)	$ (441)	$ 14
Net income (loss) allocated to limited partners	$ (441)	$ 14
Weighted average number of limited partnership units outstanding	4,275	4,275
Basic and diluted net income (loss) per limited partnership unit	$ (0.10)	$ -

Net Operating Income (NOI)[1]

Rental revenue	$ 928	$ 981
Operating expenses		
Property operating expenses	234	188
Real estate taxes	172	190
Property and asset management fees	69	73
Less: Asset management fees	(34)	(34)
Total operating expenses	441	417
Net operating income[1]	$ 487	$ 564

Reconciliation of NOI to Net Income (Loss)

Net operating income[1]	$ 487	$ 564
Less: General and administrative	(144)	(181)
Depreciation and amortization	(362)	(347)
Asset management fees	(34)	(34)
Asset impairment loss	(409)	-
Provision for income taxes	(3)	(4)
Add: Interest income	24	16
Net income (loss)	$ (441)	$ 14

[1] Net operating income (NOI), a non-GAAP financial measure, is defined as rental revenue less property operating expenses, real estate taxes, and property management fees. Management believes that NOI provides an accurate measure of the Partnership's operating performance because NOI reflects the operating performance of its properties and excludes certain items that are not associated with management of the properties. NOI should not be considered as an alternative to net income (loss) or an indication of our liquidity. NOI is not indicative of funds available to fund our cash needs or our ability to make distributions and should be reviewed in connection with other GAAP measurements. To facilitate understanding of this financial measure, a reconciliation of NOI to GAAP net income has been provided.

This quarterly report summary contains forward-looking statements, including discussion and analysis of the financial condition of Behringer Harvard Mid-Term Value Enhancement Fund I LP (which may be referred to as the "Fund," the "Partnership," "we," "us," or "our") and our subsidiaries, our anticipated improvements to, and disposition of, properties, amounts of anticipated cash distributions to our investors in the future, and other matters. These forward-looking statements are not historical facts but are the intent, belief, or current expectations of management based on their knowledge of the business and industry. Words such as "may," "anticipates," "expects," "intends," "plans," "believes," "seeks," "estimates," "would," "could," "should," and variations of these words and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties, and other factors, some of which are beyond our control, are difficult to predict, and could cause actual results to differ materially from those expressed or forecast in the forward-looking statements.

These forward-looking statements are subject to various risks and uncertainties, including those discussed under "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2009, that could cause our actual results to differ materially from those projected in any forward-looking statement we make. We do not undertake to publicly update or revise any forward-looking statements, whether as a result of new information, future event, or otherwise.

The accompanying unaudited, consolidated financial statements do not include all of the information and note disclosures required by accounting principles generally accepted in the United States of America (GAAP). The financial statements include all adjustments (of a normal recurring nature) necessary to present fairly our consolidated financial position as of March 31, 2010, and December 31, 2009, and our unaudited, consolidated results of operations and cash flows for the three-month periods ended March 31, 2010 and March 31, 2009.

BEHRINGERHARVARD
MID-TERM VALUE ENHANCEMENT FUND I LP
15601 Dallas Parkway, Suite 600
Addison, TX 75001

Date Published 06/10 • IN • 405682

First Quarter Report

Behringer Harvard Mid-Term Value Enhancement Fund I LP



Parkway Vista in Dallas (Plano), Texas

behringerharvard.com

Q1 2010

BEHRINGERHARVARD
MID-TERM VALUE ENHANCEMENT FUND I LP